DVI Financial Services Inc.

(DVI/NYSE)

1400 PRESTON ROAD, SUITE 370

PLANO, TEXAS 75093

TELEPHONE:   (972) 769-0012
FACSIMILE:   (972) 769-8063

September 30, 1999

Mr. Malcolm H. Benedict
President - C.E.O.
Nu-Tec, L.T.D.

2595 Canyon Blvd. Suite 160
Boulder, CO 80302

Dear Malcolm:

It is my pleasure to outline the following proposal for your review. It is based on the following conditions to be met by Nu-Tec and it is the intention of DVI Financial Services, Inc. to proceed with final approval based on the following criteria:

         1. Nu-Tec, L.T.D. to have a net worth equal to, at least twenty-five percent (25%) of transaction amount.

         2. Nu-Tec, L.T.D. to have sufficient working capital to cover operations and lease payment for 12 to 18 months for start up.

         3. Commitment fee of 1% of transaction to be deposited with DVI. This is referenced in the Commitment Payment section of this proposal.

         4. Completion of business plan to include information on which assumptions are based in the proforma, location of facility with lease or purchase cost and updated management team with background and resumes.

         SECURED PARTY: DVI Financial Services, its affiliates or assigns.

         LESSEE: Nu-Tec, L.T.D.

         EQUIPMENT: Cyclone 30 Cyclotron System with all necessary equipment.

         EQUIPMENT COST: $10,000,000.00

         LEASE TERM: 60 months (5 years)

         PAYMENTS: Equal consecutive monthly payments each in advance at $217,424.23 each

         ADVANCED
         PAYMENTS: First monthly payment.

         LEASE COMMENCEMENT:

                                     The  above  quotations  are  based  on a 33
                                     month  average  of U.S.  Treasury  rates as
                                     published by the Federal  Reserve  which at
                                     this time are 5.65%.  For each  increase or
                                     decrease  of .25% in those  Treasury  rates
                                     the payments  will be adjusted to reflect a
                                     corresponding   change   until   the  lease
                                     documents  are  accepted by Nu-Tec,  L.T.D.
                                     Upon acceptance by Nu-Tec, L.T.D., the Payments would be fixed for the duration of the lease term and based on the then prevailing treasury rates.

LESSOR AGREEMENT
AT MATURITY OF
LEASE TERM:       At the  completion  of tile lease term,  provided all payments have been made, and the lease is not in default, Nu-Tec, L.T.D. may purchase equipment for the then purchase option of $1.00.



INTERIM PAYMENT:  The Lessee shall pay daily  payments,  equivalent to 1\3Oth of the monthly payments, for the period from and inclusive of the date of Lessee's execution of the Certificate of Acceptance the day preceding the Lease commencement Date.


INTEREST ON
PROGRESS
PAYMENTS:         Interest on outstanding  progress payments will be at the rate of Prime plus 375 basis points (3.75%).

TAXES: The Lessee shall pay all fees, assessments, sales, property and other taxes imposed.

MAINTENANCE:      Lessee will keep and maintain the equipment in good  operating order, repair and condition.

INSURANCE:        Lessee will provide all inclusive insurance.

APPROVAL OF
TRANSACTION:      The proposed  lease is  subject to the approval of the Secured
                  Party's Executive Committee and no deleterious change in Lessee's financial condition prior to the Equipment Delivery and Acceptance Date.

REPRESENTATIONS
AND FINANCIAL
STATEMENTS:       Lessee has furnish Secured Party with financial statements for the last three (3) fiscal years and its latest interim statements, plus other pertinent information, along with bank and trade references, pro forma, etc.

LEGAL, SEARCH AND
FILING FEES:      Lessee will reimburse  Secured Party for expenses incurred for searches and filing fees.  Secured Party anticipates using its standard  documentation  and if the transaction is approved by
                  Secured  Party,  Lessee  agrees  to a $250.00  non  refundable
                  documentation   fee  to  cover   administrative   expenses  of
                  processing this  transaction.  Although the Secured Party does not anticipate any additional  expenses,  if this  transaction
                  necessitates   extensive  use  of  Secured  Party's  in  house
                  counsel, the obtaining of appraisals or other extraordinary expenses, such costs shall be borne by Lessee.

COMMITMENT
PAYMENT: Upon acceptance of this proposal, Lessee shall pay to Secured Party an advance payment equal to $ (1 %) of tile total anticipated equipment cost ($100,000.00). This advance payment will be credited to the Lessee's advance payments on a prorata basis as funds are taken down.

                  If this lease proposal is not approved by the Secured Party' as proposed or in an acceptable manner to Lessee as indicated on the original or signed amended proposal, the advance payments win be promptly and fully refunded to Lessee.

                  If this Lease is approved, but takedown does not occur by the Equipment Delivery and Acceptance Date through no fault of the Secured Party, this Commitment fee will be considered earned by Secured Party.

EXPIRATION OF
PROPOSAL:         This  proposal  expires  November 30, 1999, if not accepted by
                  Lessee.





     I sincerely appreciate the opportunity to submit this proposal for your review and approval.

Sincerely,

/s/ Joe Rush
-------------------
    Joe Rush
    Regional  Manager


    ACCEPTED AND APPROVED
    Nu-Tec, L.T.D
    by: /s/ Malcolm H. Benedict
        -----------------------
    title: President & C.E.O.
           --------------------
    date: 9/30/99
          ---------------------